Exhibit 10.26

STOCK OPTION AGREEMENT

TO PURCHASE UP TO [ ] SHARES OF COMMON STOCK

OF SQL TECHNOLOGIES CORP.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of [ ], 2017 (the “Effective Date”) by and between SQL TECHNOLOGIES CORP, a Florida corporation (the “Company”), and [ ] (the “Optionee”).

WHEREAS, the Optionee subscribed for (i) up to [ ] shares of the Company’s common stock, no par value per share (“Common Stock”) and (ii) a five-year option to purchase up to [ ] shares of Common Stock (collectively, the “Securities”), pursuant to the terms set forth in a Securities Subscription Agreement dated [ ], 2017 (the “Subscription Agreement”). Any capitalized term not defined herein shall have the meaning of such term as has been set forth in the Subscription Agreement.

1.       Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee the option, whereby the Optionee shall have the right purchase from the Company, during the period set forth in Section 2, up to [ ] shares of Common Stock (“Option Shares”) at an exercise price of US $[ ] per share (the “Exercise Price”, and such right to purchase the Option Shares at the Exercise Price, the “Option”).

2.       Term. This Agreement and the Option shall be forfeited and terminate automatically, without further action or notice, on the five (5) year anniversary of the Effective Date (the “Expiration Date”). The right to purchase the Option Shares under the Option shall vest to the Optionee immediately. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

3.	Exercise of Option.

(a)       Exercise of the purchase rights represented by the Option may be made at any time or times on or before the Expiration Date by delivery to the Company of a duly executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the Optionee at the address of such Optionee appearing on the books of the Company) and surrender of this Agreement, together with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank in immediately available funds. The Option may not be exercised for less than ten thousand (10,000) Option Shares, and may only be exercised in increments of five thousand (5,000) Option Shares, unless otherwise agreed to by the Company.

(b)       The Option shall be deemed to have been exercised on the later of the date the Notice of Exercise is delivered to the Company and the date the Exercise Price is received by the Company. The Option Shares shall be deemed to have been issued, and Optionee or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Option has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Optionee, if any, have been paid.

(c)       The Company and the Optionee agree that, to the extent applicable, unless and until registered under the Securities Act of 1933, as amended, which registration remains effective, all shares of Common Stock acquired by the Optionee upon exercise of the Option, may be stamped or otherwise imprinted with legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

4.	Adjustments and Restrictions.

(a)       Upon the occurrence of an event affecting the capitalization of the Company, such as a stock split, reclassification or otherwise, the Company shall preserve the benefits or potential benefits intended to be made available hereunder, either by equitably increase or decrease the number of Option Shares, changing the kind of shares available under the Option, or increasing or decreasing the Exercise Price of the Option.

(b)       If the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then, from and after the consummation of such transaction or event, the Optionee shall have the right thereafter to receive, instead of the Option Shares, at the option of the Optionee, (i) upon exercise of this Option, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Optionee of the number of shares of Common Stock for which this Option is exercisable immediately prior to such event or (ii) cash equal to the value of this Agreement as determined in accordance with the Black-Scholes option pricing formula. For the purposes of this section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(b)       The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

(c)       The Company shall not be required (i) to transfer on its books any Options Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

(d)       The Option may not be transferred, assigned, sold, hypothecated or pledged by the Optionee without the prior written consent of the Company. Subject to applicable securities laws, the Option and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Optionee.

(e)       Optionee acknowledges that the Option Shares acquired upon the exercise of the Option, if not registered for resale, will have restrictions upon resale imposed by state and federal securities laws.

(f)       The Optionee represents and warrants that the Optionee is acquiring the Option and shares of Common Stock issuable upon exercise thereof for the Optionee’s own account as an investment and not with a view toward the sale or distribution thereof.

5.	Miscellaneous.

(a)       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of New York. Any legal action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Optionee hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that Optionee is not subject personally to the jurisdiction of the above named courts, that Optionee’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(b)       This Agreement may not be modified or amended, or the provisions hereof waived, without the prior written agreement of the Company and Optionee. No course of dealing or any delay or failure to exercise any right hereunder on the part of Optionee shall operate as a waiver of such right or otherwise prejudice Optionee’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(c)       Any notice, request or other document required or permitted to be given or delivered to the Optionee by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(d)       The Optionee is responsible for any federal, state, local or other taxes with respect to the Option Shares. The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Option Shares or the delivery of the Option Shares.

(e)       This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed as of the Effective Date.

OPTIONEE:	COMPANY:

SQL TECHNOLOGIES CORP.

By:	By:

Name:	Name:	John P. Campi

Title:	Title:	Chief Executive Officer

NOTICE OF EXERCISE

To: SQL Technologies Corp.

(1)       The undersigned hereby elects to purchase                           Option Shares of the Company pursuant to the terms of the attached Option, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below:

(3)       The Option Shares shall be delivered to the following:

(4)       The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

(OPTIONEE)

By:

Name:

Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing Stock Option Agreement, execute this form and supply required information.

Do not use this form to exercise the Option.)

FOR VALUE RECEIVED, the foregoing Stock Option Agreement and all rights evidenced thereby, including the Option, are hereby assigned to:

whose address is:

Dated: ,

Optionee’s Signature

Optionee’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Stock Option Agreement, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Stock Option Agreement.